Exhibit 10-N-2b

SECOND AMENDMENT
OF
OTTER TAIL CORPORATION
EXECUTIVE SURVIVOR AND SUPPLEMENTAL RETIREMENT PLAN
(2005 Restatement)

The “OTTER TAIL CORPORATION EXECUTIVE SURVIVOR AND SUPPLEMENTAL RETIREMENT PLAN” established as of November 1, 1983, by the Board of Directors of OTTER TAIL CORPORATION, a Minnesota corporation, as amended and restated in a document entitled “Otter Tail Corporation Executive Survivor and Supplemental Retirement Plan (2005 Restatement) (hereinafter referred to as the “Plan Statement”) and previously amended, is hereby further amended in the following respects:

1.                COMPLIANCE WITH SECTION 409A OF THE CODE.  Effective January 1, 2005, Section 1.4 of the Plan Statement shall be amended to read in full as follows:

1.4.              Compliance with Section 409A of the Code.  Notwithstanding anything in this Plan to the contrary, for Plan years beginning on or after January 1, 2005, this Plan shall be administered in accordance with the provisions of Internal Revenue Service Notice 2005-1, Code Section 409A and the regulations.  This restatement will be administered and construed on a basis consistent with this intent.

2.                DISABILITY.  Effective January 1, 2009, Section 2.9 of the Plan Statement shall be amended by the addition of the following sentence:

However, the term “Disability” shall be construed to have a meaning consistent with the term “Disability” as defined in section 409A of the Code.

3.                EARLY RETIREMENT DATE.  Effective January 1, 2009, Section 2.10 of the Plan Statement shall be amended by replacing the phrase “terminates employment with the Employer if such termination date” with “experiences a Separation from Service with the Employer if such separation”.

4.                RETIREMENT.  Effective January 1, 2009, Section 2.20 of the Plan Statement shall be amended to read in full as follows:

2.20.           Retirement — a Participant’s Separation from Service with the Employer at the Participant’s Early Retirement Date or Normal Retirement Date.

5.                DEFINITION OF SEPARATION FROM SERVICE.  Effective January 1, 2009, Section 2 of the Plan Statement shall be amended by the addition of a new Section 2.22 (and all subsequent sections and cross references are renumbered) to read in full as follows:

2.22.            Separation from Service — a severance of an employee’s employment relationship with the Employers and all Affiliates for any reason other than the employee’s death.

(a)	A transfer from employment with an Employer to employment with an Affiliate, or vice versa, shall not constitute a Termination of Employment.

(b)
Whether a Termination of Employment has occurred is determined based on whether the facts and circumstances indicate that the Employer and employee reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the employee would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding twelve (12) month period (or the full period of services to the employer if the employee has been providing services to the employer for less than twelve months).

(c)
Termination of Employment shall not be deemed to occur while the employee is on military leave, sick leave or other bona fide leave of absence if the period does not exceed six (6) months or, if longer, so long as the employee retains a right to reemployment with the Employer or an Affiliate under an applicable statute or by contract.  For this purpose, a leave is bona fide only if, and so long as, there is a reasonable expectation that the employee will return to perform services for the Employer or an Affiliate.  Notwithstanding the foregoing, a 29-month period of absence will be substituted for such 6-month period if the leave is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of no less than 6 months and that causes the employee to be unable to perform the duties of his or her position of employment.

(d)
Where as part of a sale or other disposition of assets by the Employer to an employer that is not an Affiliate, an employee providing services to the Employer immediately before the transaction and to the buyer immediately after the transaction (“Affected Employee”) would otherwise experience a Termination of Employment from the Employer as a result of the transaction, the Employer and the buyer shall have the discretion to specify that the Affected Employee has not experienced a Termination of Employment if (i) the transaction results from bona fide, arm’s length negotiations, (ii) all Affected Employees are treated consistently, and (iii) such treatment is specified in writing no later than the closing date of the transaction.

6.                TERMINATION BENEFIT.  Effective January 1, 2009, Section 5.4 of the Plan Statement shall be amended by replacing the word “terminates” with the phrase “experiences a Separation from Service”.

7.                DISABILITY RETIREMENT BENEFIT.  Effective January 1, 2009, Section 5.5 of the Plan Statement shall be amended by removing the phrase “or discontinuance of benefits under the Otter Tail Long-Term Disability Program”.

8.                COMMENCEMENT OF BENEFIT PAYMENTS.  Effective January 1, 2009, Section 5.6(b) of the Plan Statement shall be amended by replacing the phrase “termination of employment” with the phrase “ Separation from Service” and removing the phrase “but not later than the rules prescribed under section 409A of the Code”.

9.                SIX MONTH DELAY FOR SPECIFIED EMPLOYEES.  Effective January 1, 2009, Section 5.6(c) of the Plan Statement shall be amended to read in full as follows:

(c)
Six-Month Distribution Freeze.  Notwithstanding the foregoing Paragraph (b), if payments are to be made on account of Separation from Service to a Specified Employee, payment of the portion of that Participant’s benefit payable under Paragraph (b) above shall be suspended until a date that is six (6) months after the date of the Separation from Service.  As soon as administratively feasible after the six (6) month anniversary of the Participant’s Separation from Service, the Participant shall receive all payments, without interest, the Participant would have been entitled to receive during this six month period had the Participant not been a Specified Employee.  Thereafter, payments shall be made in accordance with Paragraph (b) above.  If a Participant dies prior to receiving a payment under this Section any suspended payments shall be paid to the Participant’s Estate within 60 days following the Participant’s death.

10.              TERMINATION BENEFIT.  Effective January 1, 2009, Section 6.4 of the Plan Statement shall be amended by replacing the word “terminates” with the phrase “experiences a Separation from Service”.

11.              DISABILITY RETIREMENT BENEFIT.  Effective January 1, 2009, Section 6.5 of the Plan Statement shall be amended by removing the phrase “or discontinuance of benefits under the Otter Tail Long-Term Disability Program”.

12.              COMMENCEMENT OF BENEFIT PAYMENTS.  Effective January 1, 2009, Section 6.6(b) of the Plan Statement shall be amended by replacing the phrase “termination of employment” with the phrase “ Separation from Service”.

13.              SIX MONTH DELAY FOR SPECIFIED EMPLOYEES.  Effective January 1, 2009, Section 6.6(c) of the Plan Statement shall be amended to read in full as follows:

(c)
Six-Month Distribution Freeze.  Notwithstanding the foregoing Paragraph (b), if payments are to be made on account of Separation from Service to a Specified Employee, payment of the portion of that Participant’s benefit payable under Paragraph (b) above shall be suspended until a date that is six (6) months after the date of the Separation from Service.  As soon as administratively feasible after the six (6) month anniversary of the Participant’s Separation from Service, the Participant shall receive all payments, without interest, the Participant would have been entitled to receive during this six month period had the Participant not been a Specified Employee.  Thereafter, payments shall be made in accordance with Paragraph (b) above.  If a Participant dies prior to receiving a payment under this Section any suspended payments shall be paid to the Participant’s Estate within 60 days following the Participant’s death.

14.              PAYMENT OF BENEFITS.  Effective January 1, 2009, Section 7.2.2 of the Plan Statement shall be amended to read in full as follows:

7.2.2                   Payment of Benefits.  Except as provided in Section 7.4, this benefit (minus the withholding, payroll and other taxes which must be deducted therefrom) shall be paid to the Participant directly from the general assets of the Otter Tail Corporation as elected by the Participant.

(a)
Form of Benefit Payment.  The Supplemental Retirement Benefit shall be paid in the form elected by the Participant within thirty (30) days of becoming eligible to participate in the Plan; provide the Participant has not been eligible for another nonqualified non-account balance plan sponsored by the Employer or any of its affiliates.  A Participant who is a Participant prior to December 31, 2008 and does not have a Separation from Service prior to December 31, 2008 shall make a one-time election regarding time and form of payment.  The following options shall be available:

(i)	a single-life annuity;

(ii)	a one hundred percent (100%) joint and survivor annuity;

(iii)	a seventy-five percent (75%) joint and survivor annuity

(iv)	a sixty-six and two thirds percent (66 2/3%) joint and survivor annuity;

(v)	a fifty percent (50%) joint and survivor annuity; or

(vi)	a ten (10) year certain and life;

Benefits paid in a form other than a single-life annuity will be calculated on an Actuarial Equivalent basis.  In the event an election is not on file at the time benefit payments commence, benefits shall be paid as a single-life annuity if the Participant is unmarried or a fifty percent (50%) joint and survivor annuity if the Participant is married.  A Participant shall be permitted to elect to change from one form of life annuity to another form of life annuity.  The Participant may make this election, in writing, on forms provided by and filed with the Employer at any time prior to the Participant’s Separation from Service.  Provided such life annuities constitute annuities under Treasury Regs. §1.409A-2(b)(2)(ii).  For this purpose, the term life annuity means a series of substantially equal periodic payments, payable not less frequently than annually for the life of the Participant and/or the Participant’s joint annuitants.  The optional forms of life annuity shall be actuarially equivalent, applying reasonable actuarial methods and assumptions.  Actuarial Equivalent means equivalence in value between two (2) or more forms and/or times of payment based on a determination by an actuary chosen by the Corporation, using the same actuarial assumptions as used in the Pension Plan at the time of such determination.

(b)	Commencement of Benefit Payments. Benefits shall be paid as follows:

(i)	If the Participant has a Separation from Service prior to Retirement, benefits shall commence on the first day of the month after the Participant attains age sixty-five (65); and

(ii)	If Separation from Service occurs after Retirement, benefits shall commence on the first day of the month following Separation from Service.

15.              SIX MONTH DELAY FOR SPECIFIED EMPLOYEES.  Effective January 1, 2009, Section 7.4 of the Plan Statement shall be amended to read in full as follows:

7.4.              Six-Month Distribution Freeze.  Notwithstanding the foregoing Section 7.2.2, if payments are to be made on account of Separation from Service to a Specified Employee, payment of the portion of that Participant’s benefit payable under Section 7.2.2 above shall be suspended until a date that is six (6) months after the date of the Separation from Service.  As soon as administratively feasible after the six (6) month anniversary of the Participant’s Separation from Service, the Participant shall receive all payments, without interest, the Participant would have been entitled to receive during this six month period had the Participant not been a Specified Employee.  Thereafter, payments shall be made in accordance with Section 7.2.2 above.  If a Participant dies prior to receiving a payment under this Section any suspended payments shall be paid to the Participant’s Estate within 60 days following the Participant’s death.

16.              SAVINGS CLAUSE.  Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.